EXHIBIT 99.1

The Spiegel Group Selects Alliance Data Systems
To Provide New Private-Label Credit Card Program

DOWNERS GROVE, Ill. and DALLAS, Texas - April 28, 2003 - The Spiegel Group and Alliance Data Systems Corp. (NYSE: ADS) today announced that they have reached an agreement for Alliance Data Systems to establish a new private-label credit card program for The Spiegel Group's merchant divisions -- Eddie Bauer, Spiegel Catalog and Newport News. Spiegel, Inc. will file a motion with the Bankruptcy Court today seeking approval of the agreement.
The agreement will not be effective until the Bankruptcy Court grants approval.
  Alliance Data Systems is a leading provider of transaction services, marketing services and credit services. Under the proposed agreement, Alliance Data would implement a new private-label credit card program for The Spiegel Group, which would include establishing credit criteria for account acquisition, issuing and activating new cards, extending credit to new cardholders, authorizing purchases made with the new cards, customer care and billing and remittance services.
  The new Alliance Data credit card program for The Spiegel Group would be separate from and have no relation to The Spiegel Group's existing or prior credit card programs, and there would be no transfer of existing receivables. Under terms of the agreement, Alliance Data would apply credit standards and underwriting policies for the new Spiegel Group credit card program that are consistent with Alliance Data's other retail client credit card programs.
  James M. Brewster, senior vice president and chief financial officer of The Spiegel Group said, "Offering this new private-label credit program to our customers is an important service. We chose Alliance Data Systems because of its retail experience, systems capabilities, and dedication to customer service. We look forward to working with Alliance Data Systems to enhance our customers' experience and build customer loyalty."
  Assuming Bankruptcy Court approval, The Spiegel Group and Alliance Data Systems expect to begin offering credit to Eddie Bauer, Spiegel and Newport News customers in early May followed by a series of targeted credit marketing programs in late May.

About Alliance Data Systems
  Based in Dallas, Alliance Data Systems (NYSE: ADS) is a leading provider of transaction services, credit services and marketing services. The company assists retail, petroleum, utility and financial services clients in managing the critical interactions between them and their customers. Alliance Data manages over 72 million consumer relationships for some of North America's most recognizable companies and operates and markets the largest coalition loyalty program in Canada. Alliance Data Systems employs approximately 6,500 associates at more than 20 locations in the United States, Canada and New Zealand. For more information about the company, visit its web site, www.alliancedatasystems.com.

Alliance Data Systems' Safe Harbor Statement/Forward Looking Statement
  Statements contained in this press release that are not historical facts may be forward-looking statements within the meaning of the Private Litigation Reform Act. Such statements may use words such as "anticipate," "believe," "estimate," "expect," "intend," "predict," "project" and similar expressions as they relate to Alliance Data Systems or our management. When we make forward-looking statements, we are basing them on our management's beliefs and assumptions, using information currently available to us. Although we believe that the expectations reflected in the forward-looking statements are reasonable, these forward-looking statements are subject to risks, uncertainties and assumptions including the risks discussed in our filings with the Securities and Exchange Commission. If one or more of these risks materialize, or if our underlying assumptions prove to be incorrect, actual results may vary materially from what we projected. Any forward-looking statements contained in this press release reflect our current views with respect to future events and are subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We have no intention, and disclaim any obligation, to update or revise any forward-looking statements, whether as a result of new information, future results or otherwise.

About The Spiegel Group
  The Spiegel Group is a leading international specialty retailer marketing fashionable apparel and home furnishings to customers through catalogs, more than 550 specialty retail and outlet stores, and e-commerce sites, including eddiebauer.com, newport-news.com and spiegel.com. The Spiegel Group's businesses include Eddie Bauer, Newport News and Spiegel Catalog. Investor relations information is available on The Spiegel Group Web site at http://www.thespiegelgroup.com.

The Spiegel Group's Forward Looking Statements
  This press release contains statements that are forward-looking within the meaning of applicable federal securities laws and are based upon the company's current expectations and assumptions. You should not place undue reliance on those statements because they speak only as of the date of this release. Forward-looking statements include information concerning the company's possible or assumed future financial condition or results of operations.
These statements often include words such as "expect," "plan," "believe," "anticipate," "intend," "estimate," or similar expressions. As you read and consider this release, you should understand that these statements are not guarantees of financial condition, performance or results. They involve risks, uncertainties and assumptions. Although the company believes that these forward-looking statements are based on reasonable assumptions, you should be aware that many factors could affect its actual financial results and actual results could differ materially from the forward-looking statements. These factors include, but are not limited to, uncertainty regarding the company's ability to continue as a going concern; uncertainty regarding the company's ability to operate pursuant to the terms of the DIP facility; uncertainty regarding the company's ability to develop and consummate one or more plans of reorganization; risks associated with third parties seeking and obtaining court approval to terminate or shorten the exclusivity period for the company to propose and confirm one or more plans of reorganization, for the appointment of a Chapter 11 trustee or to convert the Chapter 11 case to a Chapter 7 case; the effect on the company's net sales and cash flow of its decision to stop accepting private-labelcredit cards at its merchant companies; the company's ability to find a third-party service provider to finance and service new private-label credit cards to be issued by the merchant companies and the terms of such arrangement; uncertainty regarding the servicing of the company's existing securitized credit card receivables portfolio upon the liquidation of FCNB; the effects on the company of the Pay-Out Events recently experienced by all of the company's securitization agreements that are backed by the company's credit card receivables; the ultimate effect on the company of the pending investigation by the SEC; the uncertainty relating to the sale or liquidation of the bankcard segment; the ability of the company to maintain trade credit and contracts that are important to its operations; the financial strength and performance of the retail and direct marketing industry; changes in consumer spending patterns; risks associated with collections on the company's credit card portfolio; the success of merchandising, advertising, marketing and promotional campaigns; and various other factors beyond the company's control.
  All future written and oral forward-looking statements made by the company or persons acting on the company's behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for the company's ongoing obligations to disclose material information as required by the federal securities laws, the company does not have any obligation or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

The Spiegel Group
Debbie Koopman
630.769.2596
debbie_koopman@spgl.com

Alliance Data Systems
Shelley Whiddon - Media
972.348.4310
swhiddon@alldata.net

Ed Heffernan - Analysts/Investors
972.348.5191
eheff@alldata.net